UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2017

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2017, the stockholders of Soligenix, Inc. (the “Company”) approved an amendment (the “Equity Plan Amendment”) to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) to increase the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”), available for issuance under the 2015 Plan by 300,000 shares, bringing the total shares reserved for issuance under the 2015 Plan to 600,000 shares. The Board of Directors (the “Board”) of the Company had previously adopted the Equity Plan Amendment, subject to approval by the stockholders.

The Company’s Proxy Statement on Schedule 14A (the “Proxy Statement”) for its 2017 Annual Meeting of Stockholders, which the Company filed on April 28, 2017 with the U.S. Securities and Exchange Commission, included a summary description of the 2015 Plan, as well as the full text of the 2015 Plan, as proposed to be amended, as Annex A thereto. The summary of the 2015 Plan contained in the Proxy Statement and the above description do not purport to be complete and are qualified in their entirety by reference to the complete text of the 2015 Plan, as amended, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07, on June 8, 2017, the Company’s stockholders approved and adopted an amendment to the Second Amended and Restated Certificate of Incorporation (“Charter Amendment”), which increased the number of authorized shares of Common Stock from 10,000,000 to 25,000,000.  The Charter Amendment became effective upon filing with the Secretary of State of the State of Delaware on June 8, 2017. A copy of the Charter Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

On June 8, 2017, the Company held its 2017 Annual Meeting of Stockholders, at which the following items were voted upon:

(1)	Election of Directors:

The following six nominees were elected as directors to serve until the 2018 Annual Meeting of Stockholders by votes as follows:

Name	For	Withheld
Keith L. Brownlie, CPA	1,876,543	98,152
Marco M. Brughera, DVM	1,863,649	111,046
Gregg A. Lapointe, CPA	1,876,234	98,461
Robert J. Rubin, MD	1,886,408	88,287
Christopher J. Schaber, PhD	1,887,860	86,835
Jerome B. Zeldis, MD, PhD	1,880,362	94,333

There were 2,130,093 broker non-votes in the election of directors.

(2)	The approval of an amendment to the 2015 Equity Incentive Plan to increase the maximum number of shares of Common Stock available for issuance under the plan by 300,000 shares, bringing the total shares reserved for issuance under the plan to 600,000 shares:

The proposal to approve the Equity Plan Amendment was approved, and the votes were as follows:

For	Against	Abstain
1,725,094	245,633	3,967

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There were 2,130,093 broker non-votes on this proposal.

(3)	The approval of an amendment to the Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of Common Stock from 10,000,000 to 25,000,000:

The proposal to approve the Charter Amendment was approved, and the votes were as follows:

For	Against	Abstain
3,139,927	880,785	84,076

There were no broker non-votes on this proposal.

(4)	Non-binding advisory vote on executive compensation:

The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s 2017 proxy statement was approved, and the votes were as follows:

For	Against	Abstain
1,895,065	75,105	4,339

There were 2,130,093 broker non-votes on this proposal.

(5)	Ratification of the Appointment of Independent Registered Public Accounting Firm:

The proposal to ratify the appointment of EisnerAmper LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2017 was approved by votes as follows:

For	Against	Abstain
4,031,536	65,589	7,663

There were no broker non-votes on this proposal.

Item 7.01      Regulation FD Disclosure.

On June 14, 2017, the Company updated its corporate presentation to provide revised estimated timeframes for the achievement of certain development milestones for its product candidates.  The slides from this presentation are attached hereto as Exhibit 99.1.  The attached materials will be posted on the Company’s website at www.soligenix.com.  The Company does not undertake to update this presentation.

The address to the Company’s website is provided solely for information purposes. The Company does not intend the address to be an active link or to otherwise incorporate the contents of the website into this report.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation.

10.1	Soligenix, Inc. 2015 Equity Incentive Plan, as amended on June 8, 2017.

99.1	Corporate Presentation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

June 14, 2017	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D. President and Chief Executive Officer (Principal Executive Officer)

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation.

10.1	Soligenix, Inc. 2015 Equity Incentive Plan, as amended on June 8, 2017.

99.1	Corporate Presentation.

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